UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 March 30, 2006
                        (Date of earliest event reported)

                         PETROSEARCH ENERGY CORPORATION
                         ------------------------------
        (Exact name of small Business Issuer as specified in its charter)


              NEVADA                                 20-2033200
              ------
   (State or other jurisdiction of        (IRS Employer Identification No.)
   incorporation or organization)

                                                       1311
                                                       ----
                                          (Primary Standard Industrial
                                              Classification Code)
     675 BERING DRIVE, SUITE 200
            HOUSTON, TEXAS                             77057
            --------------                             -----
(Address of principle executive offices)             (Zip Code)


                                 (713) 961-9337
                                 --------------
                 Issuer's telephone number, including area code

ITEM 1.01  ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT

On March 30, 2006, we entered into an Extension Agreement with ExxonMobil Corporation, Harding Company ("Harding"), Eagle Oil & Gas Co., PS Gas Partners, LLC, and Gas Partners, L.P. (the "Extension Agreement"), under which the parties have agreed to extend until May 2, 2006, ExxonMobil's preferential purchase rights related to the separate sale agreements between Harding Company and each of the other parties relating to the Barnett Shale project, including our February 6, 2006, First Amended and Restated Program Agreement with Harding Company (the "First Amended and Restated Program Agreement") previously announced in our Form 8-K filing on February 6, 2006.

The First Amended and Restated Program Agreement followed a June 29, 2005 Lease Acquisition and Development Agreement between ExxonMobil Corporation and Harding Company and a Memorandum of Understanding Regarding Gas Evacuation from ExxonMobil and Harding Barnett Shale E&P Venture covering the project (the "ExxonMobil/Harding Agreements"). Under the ExxonMobil/Harding Agreements, Harding is responsible to serve as operator for a significant portion of the area of mutual interest and to acquire and develop the leases in the area of mutual interest. ExxonMobil is responsible for the operation and construction of the gathering and evacuation system associated with the area of mutual interest.

At the time of execution of the First Amended and Restated Program Agreement, Harding had not obtained from ExxonMobil a consent to transfer and a waiver of ExxonMobil's preferential purchase right set forth in the ExxonMobil/Harding Agreement. At the time of our execution of and initial funding under the First Amended and Restated Program Agreement, we did not have a direct contractual relationship with ExxonMobil. We believed that all conditions necessary to assign and convey the working interest from Harding had been met. We subsequently learned that ExxonMobil had not waived the contingencies and that ExxonMobil desired to explore possible alternative ownership structures beneficial to all concerned before making a determination with respect to the preferential right to purchase.

The purpose of the Extension Agreement is to give all the parties involved the ability to explore possible alternative structures with the goal to form an integrated venture which would include both upstream and pipeline assets and activities, which would better align each party's interest, and which would enhance the ability of the venture to assure that adequate pipeline capacity would be available to move natural gas to market. The opportunity to participate in an integrated venture which includes the gathering and evacuation system was not present in the First Amended and Restated Program Agreement. The potential alternative structure has potential positive features. The Extension Agreement likewise preserves to the parties all of their respective rights and claims as they existed prior to the execution of the Extension Agreement.

In the event that the parties cannot achieve a mutually agreed alternative structure on or before May 2, 2006, ExxonMobil could exercise its preferential purchase right which, if exercised, would prevent our participation in the project. In the event of such a loss of this opportunity to participate in the project, our legal rights are not prejudiced by the Extension Agreement and we would then expect to pursue all potential remedies available to us relating to the factual circumstances surrounding these agreements.

ITEM 9.01  FINANCIAL  STATEMENTS  AND  EXHIBITS

     (c)   Exhibits

Number     Description
------     -----------

10.1       Extension  Agreement  dated  March  30,  2006

99.1       Press  release  dated  March  31,  2006


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        PETROSEARCH  ENERGY  CORPORATION
Date:  March  31,  2006
                                        By: /s/ Richard D. Dole
                                        ----------------------------------------
                                        Richard  D.  Dole
                                        Chief Executive Officer and President